Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated June 16, 2022 with respect to the financial statements of Pershing Square SPARC Holdings, Ltd., included herein, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

New York, New York

February 2, 2023